Exhibit 99.3

FBL Financial Group, Inc.
Investment Portfolio Summary
December 31, 2009

Our investment portfolio increased 7.4% to $11,653.0 million at December 31, 2009 compared to $10,854.1 million at December 31, 2008.  This increase is primarily the result of a $1,093.2 million decrease in the net unrealized depreciation of fixed maturity securities during 2009 to a net unrealized loss of $474.1 million at December 31, 2009. This decrease is principally due to credit spreads tightening and overall market improvements during the year, partially offset by the adoption of a new accounting rule in 2009, which required that non-credit impairments be recorded in accumulated other comprehensive loss. The impact of this adoption increased unrealized losses $27.6 million in 2009. Volatile and illiquid market conditions in 2008 and early 2009 led to wide credit spreads and resulted in significant unrealized losses for our portfolio. Financial market conditions and our unrealized loss position improved throughout 2009, however, credit defaults and downgrades and moderately wide credit spreads in certain sectors continue to impact our investment portfolio. Additional details regarding securities in an unrealized loss position at December 31, 2009 are included in the discussion that follows.

We manage our investment portfolio with a strategy designed to achieve superior risk-adjusted returns consistent with the investment philosophy of maintaining a largely investment grade portfolio and providing adequate liquidity for obligations to policyholders and other requirements.

Investment Portfolio Summary

	December 31, 2009		December 31, 2008
	Carrying Value	Percent	Carrying Value	Percent
	(Dollars in thousands)
Fixed maturities - available for sale:
Public	$8,103,381	69.6%	$7,406,964	68.3%
144A private placement	1,291,840	11.1	1,164,417	10.7
Private placement	469,380	4.0	394,062	3.6
Total fixed maturities - available for sale	9,864,601	84.7	8,965,443	82.6
Equity securities	60,154	0.5	44,863	0.4
Mortgage loans on real estate	1,293,936	11.1	1,381,854	12.8
Derivative instruments	44,023	0.4	12,933	0.1
Investment real estate	16,563	0.1	2,559	0.0
Policy loans	168,736	1.5	182,421	1.7
Other long-term investments	1,882	0.0	1,527	0.0
Short-term investments	203,142	1.7	262,459	2.4
Total investments	$11,653,037	100.0%	$10,854,059	100.0%

As of December 31, 2009, 94.4% (based on carrying value) of the available-for-sale fixed maturity securities were investment grade debt securities, defined as being in the highest two National Association of Insurance Commissioners (NAIC) designations. Non-investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. We regularly review the percentage of our portfolio that is invested in non-investment grade debt securities (NAIC designations 3 through 6). As of December 31, 2009, the investment in non-investment grade debt was 5.6% of available-for-sale fixed maturity securities. At that time, no single non-investment grade holding exceeded 0.2% of total investments.

Credit Quality by NAIC Designation and Equivalent Rating

		December 31, 2009		December 31, 2008
NAIC Designation	Equivalent Rating (1)	Carrying Value	Percent	Carrying Value	Percent
		(Dollars in thousands)
1	AAA, AA, A	$5,915,387	60.0%	$5,382,110	60.0%
2	BBB	3,397,424	34.4	3,243,034	36.2
	Total investment grade	9,312,811	94.4	8,625,144	96.2
3	BB	402,047	4.1	244,814	2.7
4	B	86,311	0.9	40,565	0.5
5	CCC	30,451	0.3	43,064	0.5
6	In or near default	32,981	0.3	11,856	0.1
	Total below investment grade	551,790	5.6	340,299	3.8
	Total fixed maturities - available for sale	$9,864,601	100.0%	$8,965,443	100.0%
(1)	Equivalent ratings are generally based on those provided by nationally recognized rating agencies with some exceptions for certain residential mortgage and asset-backed securities where they are based on the expected loss of the security rather than the probability of default.

The percentage of securities classified as investment grade decreased during 2009 due to the downgrade of ratings by the rating agencies. During 2009, investment grade fixed maturity securities with a carrying value totaling $307.3 million were downgraded to non-investment grade primarily due to deteriorating financial conditions of the underlying issuers or collateral. During the latter half of 2009, we took steps to reduce the credit risk and portfolio capital charges through selective sales of lower rated securities. This process considered current capital charges for a security, potential capital gain or loss on sale, probability of default, estimated future work-out value of the security and current market yield relative to reinvestment in higher rated securities.

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	December 31, 2009
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$406,541	$270,886	$19,254	$135,655	$(20,000)
Capital goods	320,176	256,139	16,844	64,037	(7,902)
Communications	190,423	164,464	9,739	25,959	(1,241)
Consumer cyclical	309,927	249,996	13,793	59,931	(9,512)
Consumer noncyclical	388,805	355,954	21,727	32,851	(954)
Energy	571,587	379,842	25,998	191,745	(11,407)
Finance	1,437,932	435,019	17,674	1,002,913	(167,168)
Transportation	166,789	115,727	7,256	51,062	(3,037)
Utilities	1,169,778	859,918	54,533	309,860	(17,389)
Other	145,517	120,041	8,763	25,476	(2,962)
Total corporate securities	5,107,475	3,207,986	195,581	1,899,489	(241,572)
Mortgage and asset-backed securities	2,726,406	1,274,361	43,043	1,452,045	(326,207)
United States Government and agencies	139,467	61,255	4,620	78,212	(2,543)
State, municipal and other governments	1,891,253	351,067	8,509	1,540,186	(155,500)
Total	$9,864,601	$4,894,669	$251,753	$4,969,932	$(725,822)

	December 31, 2008
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$392,589	$37,030	$1,446	$355,559	$(93,674)
Capital goods	327,319	96,732	3,439	230,587	(47,648)
Communications	199,115	45,318	1,123	153,797	(28,345)
Consumer cyclical	324,794	74,075	2,123	250,719	(64,147)
Consumer noncyclical	420,060	120,744	4,398	299,316	(31,168)
Energy	486,838	55,837	5,227	431,001	(66,529)
Finance	1,236,170	109,759	4,796	1,126,411	(542,692)
Transportation	184,040	52,005	4,385	132,035	(20,040)
Utilities	1,138,789	273,806	16,452	864,983	(120,489)
Other	124,441	33,218	2,788	91,223	(12,660)
Total corporate securities	4,834,155	898,524	46,177	3,935,631	(1,027,392)
Mortgage and asset-backed securities	2,569,769	975,193	46,573	1,594,576	(478,994)
United States Government and agencies	250,893	217,379	12,891	33,514	(4,031)
State, municipal and other governments	1,310,626	142,107	4,565	1,168,519	(139,430)
Total	$8,965,443	$2,233,203	$110,206	$6,732,240	$(1,649,847)

Credit Quality of Available-For-Sale Fixed Maturity Securities with Unrealized Losses

		December 31, 2009
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$3,189,335	64.2%	$(355,516)	49.0%
2	BBB	1,335,973	26.9	(180,763)	24.9
	Total investment grade	4,525,308	91.1	(536,279)	73.9
3	BB	315,603	6.3	(56,456)	7.8
4	B	78,226	1.6	(55,791)	7.7
5	CCC	27,357	0.5	(42,419)	5.8
6	In or near default	23,438	0.5	(34,877)	4.8
	Total below investment grade	444,624	8.9	(189,543)	26.1
	Total	$4,969,932	100.0%	$(725,822)	100.0%

		December 31, 2008
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$3,545,103	52.7%	$(740,675)	44.9%
2	BBB	2,890,656	42.9	(738,512)	44.8
	Total investment grade	6,435,759	95.6	(1,479,187)	89.7
3	BB	212,438	3.2	(70,545)	4.3
4	B	37,399	0.6	(45,228)	2.7
5	CCC	40,308	0.6	(47,615)	2.9
6	In or near default	6,336	0.1	(7,272)	0.4
	Total below investment grade	296,481	4.4	(170,660)	10.3
	Total	$6,732,240	100.0%	$(1,649,847)	100.0%

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Length of Time

	December 31, 2009
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	188	$—	$1,166,486	$—	$(30,057)
Greater than three months to six months	4	42	9,906	(15)	(421)
Greater than six months to nine months	13	16,958	36,174	(9,226)	(3,236)
Greater than nine months to twelve months	12	17,539	24,675	(6,960)	(1,552)
Greater than twelve months	463	844,621	3,579,353	(350,096)	(324,259)
Total		$879,160	$4,816,594	$(366,297)	$(359,525)

	December 31, 2008
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	170	$31,774	$784,689	$(12,658)	$(51,824)
Greater than three months to six months	193	75,356	1,024,158	(28,791)	(82,320)
Greater than six months to nine months	262	182,184	1,140,978	(56,719)	(111,013)
Greater than nine months to twelve months	143	288,140	780,947	(103,539)	(97,928)
Greater than twelve months	455	1,733,949	2,339,912	(785,180)	(319,875)
Total		$2,311,403	$6,070,684	$(986,887)	$(662,960)

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Maturity Date

	December 31, 2009		December 31, 2008
	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Due in one year or less	$1,876	$(116)	$43,483	$(4,985)
Due after one year through five years	241,292	(19,491)	791,636	(143,559)
Due after five years through ten years	852,567	(92,816)	2,037,451	(514,869)
Due after ten years	2,417,458	(286,886)	2,260,568	(506,966)
	3,513,193	(399,309)	5,133,138	(1,170,379)
Mortgage and asset-backed securities	1,452,045	(326,207)	1,594,576	(478,994)
Redeemable preferred stocks	4,694	(306)	4,526	(474)
Total	$4,969,932	$(725,822)	$6,732,240	$(1,649,847)

Fixed Maturities and Equity Securities

Available-For-Sale Fixed Maturity and Equity Securities by Investment Category

	December 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(1)	Estimated Fair Value
	(Dollars in thousands)
Bonds:
Corporate securities	$5,120,925	$195,581	$(226,617)	$5,089,889
Residential mortgage-backed securities	1,993,086	22,365	(142,041)	1,873,410
Commercial mortgage-backed securities	785,729	20,327	(85,933)	720,123
Other asset-backed securities	230,755	351	(98,233)	132,873
Collateralized debt obligations	27,541	—	(14,649)	12,892
United States Government and agencies	137,390	4,620	(2,543)	139,467
State, municipal and other governments	2,038,244	8,509	(155,500)	1,891,253
Redeemable preferred stocks	5,000	—	(306)	4,694
Total fixed maturities	$10,338,670	$251,753	$(725,822)	$9,864,601

Equity securities:
Non-redeemable preferred stocks	$40,649	$2,436	$(4,648)	$38,437
Common stocks	21,622	109	(14)	21,717
Total equity securities	$62,271	$2,545	$(4,662)	$60,154

1)  Gross unrealized losses include noncredit losses totaling $30.2 million in other asset-backed securities and $7.4 million in residential mortgage-backed securities.

	December 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(Dollars in thousands)
Bonds:
Corporate securities	$5,758,359	$46,177	$(982,321)	$4,822,215
Residential mortgage-backed securities	2,004,701	22,533	(237,545)	1,789,689
Commercial mortgage-backed securities	799,546	18,766	(178,076)	640,236
Other asset-backed securities	197,943	5,274	(63,373)	139,844
Collateralized debt obligations	52,011	—	(44,597)	7,414
United States Government and agencies	242,033	12,891	(4,031)	250,893
State, municipal and other governments	1,445,491	4,565	(139,430)	1,310,626
Redeemable preferred stocks	5,000	—	(474)	4,526
Total fixed maturities	$10,505,084	$110,206	$(1,649,847)	$8,965,443

Equity securities:
Non-redeemable preferred stocks	$40,649	$4,171	$(10,823)	$33,997
Common stocks	11,309	1	(444)	10,866
Total equity securities	$51,958	$4,172	$(11,267)	$44,863

Corporate securities: The unrealized losses on corporate securities represent 31.2% of our total unrealized losses. Corporate spreads have narrowed considerably from 2008, substantially diminishing the level of unrealized losses on our corporate securities.  The largest losses were in the finance sector ($999.6 million carrying value and $152.5 million unrealized loss). The largest unrealized losses in the finance sector were in the banking ($334.5 million carrying value and $65.0 million unrealized loss), the real estate investment trust ($352.7 million carrying value and $24.7 million unrealized loss) and the life insurance ($84.6 million carrying value and $24.4 million unrealized loss) sub-sectors. The unrealized losses across the finance sector are primarily attributable to a general widening in spread levels relative to the spreads at which we acquired the securities. Financial spreads remain wide in comparison to the narrowing experienced in the remaining sectors, contributing to the proportionately larger amount of unrealized losses for this sector.

The other sector containing our largest unrealized loss is basic industrial ($135.7 million carrying value and $20.0 million unrealized loss). The unrealized loss in this sub-sector is due to spread widening that is the result of weaker operating results. The unrealized losses in the remaining corporate sectors are also primarily attributable to spread widening generally due to a decrease in market liquidity, an increase in market volatility and concerns about the general health of the economy.

Because we do not intend to sell or believe we will be required to sell these securities before their anticipated recovery of amortized cost, we do not consider these investments to be other-than-temporarily impaired at December 31, 2009.

Residential mortgage-backed securities: The unrealized losses on residential mortgage-backed securities represent 19.6% of our total unrealized losses, and were caused primarily by concerns regarding mortgage defaults on Alt-A and other risky mortgages. These concerns resulted in spread widening in the sector as liquidity decreased in the market. We purchased most of these investments at a discount to their face amount and the contractual cash flows of these investments are based on mortgages and other assets backing the securities. Because we do not intend to sell or believe we will be required to sell these investments before their anticipated recovery of amortized cost, we do not consider these investments to be other-than-temporarily impaired at December 31, 2009.

Commercial mortgage-backed securities: The unrealized losses on commercial mortgage-backed securities represent 11.8% of our total unrealized losses, and were caused primarily by spread widening and industry concerns regarding the potential for future commercial mortgage defaults. There were also concerns regarding current and future downgrades by major rating agencies for tranches below the super senior AAA level. The contractual cash flows of these investments are based on mortgages backing the securities. Because we do not intend to sell or believe we will be required to sell these investments before their anticipated recovery of amortized cost, we do not consider these investments to be other-than-temporarily impaired at December 31, 2009.

Other asset-backed securities: The unrealized losses on asset-backed securities represent 13.5% of our total unrealized losses, and were caused primarily by concerns regarding mortgage defaults on subprime and home equity loans. There were also concerns regarding potential downgrades or defaults of monoline bond insurers providing credit protection for underlying securities. These concerns resulted in spread widening in the sector as liquidity decreased in the market. We purchased most of these investments at a discount to their face amount and the contractual cash flows of these investments are based on mortgages and other assets backing the securities. Because we do not intend to sell or believe we will be required to sell these investments before their anticipated recovery of amortized cost, we do not consider these investments to be other-than-temporarily impaired at December 31, 2009.

Collateralized debt obligations: The unrealized losses on collateralized debt obligations represent 2.0% of our total unrealized losses. Our investments in synthetic collateralized debt obligations are backed by credit default swaps with no home equity exposure. The unrealized losses decreased in 2009 primarily due to recording other-than-temporary impairments on three securities. While spreads narrowed and market conditions improved in 2009 resulting in fewer troubled credits and a lower chance of default, we had an intent to sell two of these securities at December 31, 2009. We have stress tested the remaining unimpaired security that we do not intend to sell or believe we will be required to sell at December 31, 2009, and determined that future principal losses are not expected based on reasonably adverse conditions as we believe the existing subordination is sufficient to maintain the value of our investment.

State, municipal and other governments: The unrealized losses on state, municipal and other governments represent 21.4% of our total unrealized losses, and were primarily caused by general spread widening, concerns regarding the future of the  monoline bond insurers and concerns regarding the impact of the recession on municipalities. We purchased most of these investments at a discount to their face amount and the contractual cash flows of these investments are based on the taxing authority of a municipality or the revenues of a municipal project. We do not consider these investments to be other-than-temporarily impaired at December 31, 2009 because the decline in fair value is primarily attributable to increased spreads and concerns regarding the stability of the monoline bond insurers rather than the underlying issuers. In addition, we do not intend to sell or believe we will be required to sell these investments before their anticipated recovery of amortized cost.

Excluding mortgage and asset-backed securities, no securities from the same issuer had an aggregate unrealized loss in excess of $14.7 million at December 31, 2009. The $14.7 million unrealized loss is from one CCC- rated collateralized debt obligation which has been impacted by the actual defaults in the collateral underlying the security. With respect to mortgage and asset-backed securities not backed by the United States Government, no securities from the same issuer had an aggregate unrealized loss in excess of $35.3 million at December 31, 2009. The $35.3 million unrealized loss from one issuer relates to ten different securities that are backed by different pools of commercial mortgage loans. All but one of the ten securities are rated investment grade and the unrealized loss on the one non-investment grade security totaled $4.2 million.  The largest unrealized loss on any one security totaled $7.3 million at December 31, 2009.

Excluding mortgage and asset-backed securities, no securities from the same issuer had an aggregate unrealized loss in excess of $16.7 million at December 31, 2008. The $16.7 million unrealized loss is from one BB rated collateralized debt obligation. This security has been impacted by the loss of market liquidity, actual defaults in the collateral and spread widening.  With respect to mortgage and asset-backed securities not backed by the United States Government, no securities from the same issuer had an aggregate unrealized loss in excess of $66.8 million at December 31, 2008. The $66.8 million unrealized loss from one issuer relates to 21 different securities that are backed by different pools of residential mortgage loans. All but one of the 21 securities are rated investment grade and the largest unrealized loss on any one security totaled $9.4 million at December 31, 2008. The non-investment grade security had an unrealized loss of $2.1 million at December 31, 2008.

We also had $4.7 million of gross unrealized losses on equity securities with an estimated fair value of $20.7 million at December 31, 2009 and $11.3 million of gross unrealized losses on equity securities with an estimated fair value of $44.9 million at December 31, 2008. The majority of the unrealized losses are attributable to perpetual preferred securities in the financial sector ($15.7 million carrying value and $4.3 million unrealized loss at December 31, 2009). These equity securities have been in an unrealized loss position for more than one year. These securities are similar to fixed maturities as they provide periodic cash flows, contain call features and are similarly rated and priced like other long-term callable bonds. We do not intend to sell or believe we will be required to sell these securities before their anticipated recovery; therefore, we do not consider them to be other-than-temporarily impaired at December 31, 2009.

Mortgage and Asset-Backed Securities

Mortgage and asset-backed securities comprised 27.6% at December 31, 2009 and 28.7% at December 31, 2008 of our total available-for-sale fixed maturity securities. These securities are purchased when we believe these types of investments provide superior risk-adjusted returns compared to returns of more conventional investments such as corporate bonds and mortgage loans. These securities are diversified as to collateral types, cash flow characteristics and maturity.

The repayment pattern on mortgage and other asset-backed securities is more variable than that of more traditional fixed maturity securities because the repayment terms are tied to underlying debt obligations that are subject to prepayments. The prepayment speeds (e.g., the rate of individuals refinancing their home mortgages) can vary based on a number of economic factors that cannot be predicted with certainty. These factors include the prevailing interest rate environment and general status of the economy.

At each balance sheet date, we review and update our expectation of future prepayment speeds and the book value of the mortgage and other asset-backed securities purchased at a premium or discount is reset, if needed, to result in a constant effective yield over the life of the security. This effective yield is computed using historical principal payments and expected future principal payment patterns. Any adjustments to book value to derive the constant effective yield, which may include the reversal of premium or discount amounts previously amortized or accrued, are recorded in the current period as a component of net investment income. Accordingly, deviations in actual prepayment speeds from that originally expected or changes in expected prepayment speeds can cause a change in the yield earned on mortgage and asset-backed securities purchased at a premium or discount and may result in adjustments that have a material positive or negative impact on reported results. Increases in prepayment speeds, which typically occur in a decreasing interest rate environment, generally increase the rate at which discount is accrued and premium is amortized into income. Decreases in prepayment speeds, which typically occur in an increasing interest rate environment, generally slow down the rate at which these amounts are recorded into income.

Mortgage and Asset-Backed Securities by Type

	December 31, 2009
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,236,102	$1,252,293	$1,148,038	11.6%
Pass-through	258,509	250,964	263,175	2.7
Planned and targeted amortization class	459,004	461,935	429,309	4.4
Other	39,471	39,569	32,888	0.3
Total residential mortgage-backed securities	1,993,086	2,004,761	1,873,410	19.0
Commercial mortgage-backed securities	785,729	810,995	720,123	7.3
Other asset-backed securities	230,755	290,104	132,873	1.3
Total mortgage and asset-backed securities	$3,009,570	$3,105,860	$2,726,406	27.6%

	December 31, 2008
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,237,035	$1,264,691	$1,068,869	11.9%
Pass-through	219,447	219,855	225,513	2.5
Planned and targeted amortization class	508,133	513,373	464,296	5.2
Other	40,086	40,184	31,011	0.4
Total residential mortgage-backed securities	2,004,701	2,038,103	1,789,689	20.0
Commercial mortgage-backed securities	799,546	819,030	640,236	7.1
Other asset-backed securities	197,943	265,435	139,844	1.6
Total mortgage and asset-backed securities	$3,002,190	$3,122,568	$2,569,769	28.7%

The residential mortgage-backed portfolio includes pass-through and collateralized mortgage obligation (CMO) securities. With a pass-through security, we receive a pro rata share of principal payments as payments are made on the underlying mortgage loans. CMOs consist of pools of mortgages divided into sections or "tranches" which provide sequential retirement of the bonds. We invest in sequential tranches which provide cash flow stability in that principal payments do not occur until the previous tranches are paid off. In addition, to provide call protection and more stable average lives, we invest in CMOs such as planned amortization class (PAC) and targeted amortization class (TAC) securities. CMOs of these types provide more predictable cash flows within a range of prepayment speeds by shifting the prepayment risks to support tranches. We generally do not purchase certain types of CMOs that we believe would subject the investment portfolio to greater than average risk. These include, but are not limited to, principal only, floater, inverse floater, PAC II and support tranches.

The commercial and other asset-backed securities are primarily sequential securities. Commercial mortgage-backed securities typically have cash flows that are less sensitive to interest rate changes than residential securities of similar types principally due to prepayment restrictions on many of the underlying commercial mortgage loans. The other asset-backed securities, whose collateral is primarily second lien, fixed rate home-equity loans, are also less sensitive to interest rate changes due to the borrowers typically having less ability to refinance as compared to homeowners with a first lien mortgage only.

Our direct exposure to the Alt-A home equity and subprime first-lien loan sectors is limited to investments in structured securities collateralized by senior tranches of residential mortgage loans with this exposure. We do not own any direct investments in subprime lenders or adjustable rate mortgages.

Mortgage and Asset-Backed Securities by Collateral Type

	December 31, 2009			December 31, 2008
	Amortized Cost	Carrying Value	Percent of Fixed Maturities	Amortized Cost	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Government agency	$687,079	$707,166	7.2%	$557,311	$579,489	6.5%
Prime	937,677	862,870	8.6	1,068,716	913,772	10.2
Alt-A	521,911	390,352	4.0	524,264	397,556	4.5
Subprime	30,119	20,383	0.2	30,133	20,311	0.2
Commercial mortgage	785,729	720,123	7.3	799,546	640,236	7.1
Non-mortgage	47,055	25,512	0.3	22,220	18,405	0.2
Total	$3,009,570	$2,726,406	27.6%	$3,002,190	$2,569,769	28.7%

The mortgage and asset-backed securities can be summarized into three broad categories: residential, commercial and other asset-backed securities.

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	December 31, 2009
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2009	$185,339	$185,850	$—	$—	$185,339	$185,850
2008	127,442	132,204	—	—	127,442	132,204
2007	71,256	67,363	58,958	33,113	130,214	100,476
2006	84,822	72,193	22,445	11,861	107,267	84,054
2005	61,246	61,404	—	—	61,246	61,404
2004 and prior	1,072,170	1,041,311	309,408	268,111	1,381,578	1,309,422
Total	$1,602,275	$1,560,325	$390,811	$313,085	$1,993,086	$1,873,410

	December 31, 2008
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2008	$63,195	$67,391	$—	$—	$63,195	$67,391
2007	120,089	117,851	60,265	32,723	180,354	150,574
2006	117,671	106,016	22,436	11,099	140,107	117,115
2005	28,517	27,581	—	—	28,517	27,581
2004 and prior	1,273,488	1,162,275	319,040	264,753	1,592,528	1,427,028
Total	$1,602,960	$1,481,114	$401,741	$308,575	$2,004,701	$1,789,689
(1)	Insurance on 2006 Alt-A issues is provided by MBIA Insurance Corporation (78% in 2009 and 2008). Insurance on 2007 Alt-A issues is provided by Assured Guaranty Ltd. (33% in 2009 and 32% in 2008) and MBIA Insurance Corporation (26% in 2009 and 25% in 2008). There is no insurance coverage on Government & Prime investments or Alt-A investments with collateral originating prior to 2006.

Residential Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2009		December 31, 2008
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$1,770,168	94.5%	$1,748,629	97.7%
2	BBB	70,876	3.8	7,281	0.4
	Total investment grade	1,841,044	98.3	1,755,910	98.1
3	BB	28,887	1.5	17,326	1.0
4	B	3,479	0.2	16,453	0.9
	Total	$1,873,410	100.0%	$1,789,689	100.0%

Commercial Mortgage-Backed Securities by Origination Year

	December 31, 2009		December 31, 2008
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2008	$222,978	$231,212	$197,725	$196,908
2007	184,515	148,342	194,169	114,816
2006	143,982	116,570	170,452	117,606
2005	74,563	66,627	56,220	41,877
2004 and prior	159,691	157,372	180,980	169,029
Total	$785,729	$720,123	$799,546	$640,236

Commercial Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2009		December 31, 2008
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	GNMA	$338,438	47.0%	$386,634	60.4%
1	FNMA	15,786	2.2	15,611	2.4
1	AAA, AA, A
	Generic	68,076	9.5	19,726	3.1
	Super Senior	179,361	24.9	103,951	16.2
	Mezzanine	27,833	3.9	62,823	9.8
	Junior	78,821	10.9	41,662	6.5
	Total AAA, AA, A	354,091	49.2	228,162	35.6
2	BBB	3,985	0.5	9,349	1.5
4	B	7,434	1.0	—	—
5	CCC	—	—	480	0.1
6	In or near default	389	0.1	—	—
	Total	$720,123	100.0%	$640,236	100.0%

Government National Mortgage Association (GNMA or Ginnie Mae), guarantees principal and interest on mortgage backed securities. The guarantee is backed by the full faith and credit of the United States Government. The Federal National Mortgage Association (FNMA or Fannie Mae) and the Federal Home Loan Mortgage Association (FHLMC or Freddie Mac), are government-sponsored enterprises (GSE's) that were chartered by Congress to reduce borrowing costs for certain homeowners. GSE's have carried an implicit backing of the U.S. Government but do not have explicit guarantees like GNMA. The Housing and Economic Recovery Act of 2008 allows the government to expand its line of credit to $200 billion each for Fannie Mae and Freddie Mac. Late in 2009, the Treasury revised these caps to expand as needed to cover losses over the next three years. The revision was intended to show support for these firms to throughout the housing crisis by the Treasury.

The AAA, AA and A rated commercial mortgage-backed securities are broken down into categories based on subordination levels. Rating agencies disclose subordination levels, which measure of the amount of credit support that the bonds (or tranches) have from subordinated bonds (or tranches). Generic is a term used for securities issued prior to 2005. The super senior securities have subordination levels greater than 27%, the mezzanine securities have subordination levels in the 17% to 27% range and the junior securities have subordination levels in the 9% to 16% range.

Other Asset-Backed Securities by Collateral Type and Origination Year

	December 31, 2009
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2009	$—	$—	$—	$—	$—	$—	$4,999	$4,983	$4,999	$4,983
2007	9,982	2,596	18,853	7,979	—	—	7,065	5,999	35,900	16,574
2006	9,748	4,322	77,612	42,621	—	—	—	—	87,360	46,943
2005	—	—	23,845	20,376	30,119	20,383	8,831	100	62,795	40,859
2004 and prior	2,751	2,793	10,790	6,291	—	—	26,160	14,430	39,701	23,514
Total	$22,481	$9,711	$131,100	$77,267	$30,119	$20,383	$47,055	$25,512	$230,755	$132,873

	December 31, 2008
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2007	$9,989	$2,820	$17,442	$9,140	$—	$—	$7,091	$4,465	$34,522	$16,425
2006	9,726	5,966	66,826	45,740	—	—	—	—	76,552	51,706
2005	—	—	26,653	25,068	30,133	20,311	—	—	56,786	45,379
2004 and prior	3,352	3,361	11,602	9,033	—	—	15,129	13,940	30,083	26,334
Total	$23,067	$12,147	$122,523	$88,981	$30,133	$20,311	$22,220	$18,405	$197,943	$139,844
(1)	Insurance on 2006 Alt-A issues is provided by Financial Guaranty Insurance Co. (44% in 2009 and 38% in 2008) and AMBAC Assurance Corporation (30% in 2009 and 34% in 2008). Insurance on 2007 Alt-A issues is provided by AMBAC Assurance Corporation (53% in 2009 and 57% in 2008), MBIA Insurance Corporation (27% in 2009 and 29% in 2008) and Financial Guaranty Insurance Co. (21% in 2009 and 14% in 2008). The 2006 and 2007 Government & Prime issues are 100% insured by AMBAC Assurance Corporation (2006 issues) and MBIA Insurance Corporation (2007 issues). There is no insurance coverage on other asset-backed securities with subprime or non-mortgage collateral or on collateral originating prior to 2006.

Other Asset-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2009		December 31, 2008
NAIC Designation	Equivalent Ratings	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$108,737	81.8%	$81,767	58.5%
2	BBB	7,199	5.4	36,337	26.0
3	BB	457	0.3	11,666	8.3
4	B	8,557	6.5	2,615	1.9
5	CCC	7,050	5.3	4,894	3.5
6	In or near default	873	0.7	2,565	1.8
	Total	$132,873	100.0%	$139,844	100.0%

The change in NAIC designations from 2008 to 2009 in the table above is primarily due to a change in the methodology the NAIC used for rating certain asset-backed securities. Beginning in the fourth quarter of 2009, these ratings are based on the expected loss of the security rather than the probability of default. Many securities we deemed other-than-temporarily impaired in prior periods had a lower amortized cost, which resulted in an improved NAIC designation with the new model.

The mortgage and asset-backed portfolios include securities wrapped by monoline bond insurers to provide additional credit enhancement for the investment. We believe these securities were underwritten at investment grade levels excluding any credit enhancing protection. At December 31, 2009, the fair value of our insured mortgage and asset-backed holdings totaled $75.7 million, or 2.8% of our mortgage and asset-backed portfolios and 0.8% of our total fixed income portfolio.

During 2009 and 2008, Financial Guarantee Insurance Co. (FGIC) was downgraded by rating agencies and concerns about the insurer's ability to provide protection increased. Securities with existing or expected cash flow concerns that are wrapped by FGIC have been other-than-temporarily impaired. We do not consider the investments wrapped by other monoline bond insurers to be other-than-temporarily impaired at December 31, 2009 because we do not have reason to believe that those guarantees, if needed, will not be honored. We do not directly own any fixed income or equity investments in monoline bond insurers.

Residential Mortgage-Backed Securities and Other Asset-Backed Securities by Insurance

		December 31, 2009			December 31, 2008
	Insurers' S&P Rating (1)	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value
Insured:		(Dollars in thousands)
AMBAC Assurance Corporation	CC	$—	$16,674	$16,674	$—	$18,380	$18,380
Assured Guaranty Ltd.	AAA	9,569	—	9,569	11,608	—	11,608
Financial Guaranty Insurance Co.	NR (2)	—	24,184	24,184	—	27,239	27,239
MBIA Insurance Corporation	BB+	14,192	11,104	25,296	15,762	10,558	26,320
Total with insurance		23,761	51,962	75,723	27,370	56,177	83,547
Uninsured:
GNMA		306,021	—	306,021	187,682	—	187,682
FHLMC		251,499	2,751	254,250	257,810	3,226	261,036
FNMA		146,835	41	146,876	130,613	135	130,748
Other		1,145,294	78,119	1,223,413	1,186,215	80,306	1,266,521
Total		$1,873,410	$132,873	$2,006,283	$1,789,690	$139,844	$1,929,534

(1) Rating in effect as of December 31, 2009.
(2) No formal published rating.

Collateralized Debt Obligations

Collateralized debt obligation investments are included in the corporate securities portfolio. Our investments in collateralized debt obligations are backed by credit default swaps with no home equity exposure. These securities had a carrying value of $12.9 million and unrealized loss of $14.6 million at December 31, 2009 and a carrying value of $7.4 million and unrealized loss of $44.6 million at December 31, 2008. The unrealized loss decreased in 2009 primarily due to recording other-than-temporary impairments on three securities. We have stress tested all of these securities based on reasonably adverse conditions and determined that future principal losses are not expected on the remaining unimpaired security.  At December 31, 2009, we also do not intend to sell or believe we will be required to sell this security prior to recovery of amortized cost.

State, Municipal and Other Government Securities

State, municipal and other government securities include investments in general obligation, revenue, military housing and municipal housing bonds. Our investment strategy is to utilize municipal bonds in addition to corporate bonds, as we believe they provide additional diversification and have historically low default rates compared with similarly rated corporate bonds. We evaluate the credit strength of the underlying issues on both a quantitative and qualitative basis, excluding insurance, prior to acquisition. The majority of the municipal bonds we hold are investment grade credits without consideration of insurance. The insolvency of one or more of the credit enhancing entities would be a meaningful short-term market liquidity event, but would not dramatically increase our investment portfolio's risk profile.

Equity Securities

Equity securities totaled $60.2 million at December 31, 2009 and $44.9 million at December 31, 2008. Gross unrealized gains totaled $2.5 million and gross unrealized losses totaled $4.7 million at December 31, 2009. At December 31, 2008, gross unrealized gains totaled $4.2 million and gross unrealized losses totaled $11.3 million on these securities. The unrealized losses are primarily attributable to non-redeemable perpetual preferred securities from issuers in the financial sector. We believe these losses are due to concerns regarding the quality of the assets the issuers hold and uncertainty regarding when these securities will be called. These securities are similar to fixed maturities as they provide periodic cash flows, contain call features and are similarly rated and priced like long-term callable bonds. We do not intend to sell or believe we will be required to sell these securities before their anticipated recovery; therefore, we do not consider them to be other-than-temporarily impaired at December 31, 2009.

Mortgage Loans

Mortgage loans totaled $1,293.9 million at December 31, 2009 and $1,381.9 million at December 31, 2008. Our mortgage loans are diversified as to property type, location and loan size, and are collateralized by the related properties. There was one mortgage loan more than 60 days delinquent as of December 31, 2009 with a carrying value of $1.5 million and no delinquent mortgage loans as of December 31, 2008. The total number of commercial mortgage loans outstanding was 332 at December 31, 2009 and 352 at December 31, 2008. We did not issue any new loans in 2009. In 2008, new loans were generally $5.0 million to $15.0 million in size, with an average loan size of $5.5 million and an average loan term of 12 years. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and require diversification by geographic location and collateral type. The majority of our mortgage loans amortize principal, with 6.6% that are interest only loans at December 31, 2009. At December 31, 2009, the average loan-to-value of the current outstanding principal balance to the appraised value at origination was 57.1% and the weighted average debt service coverage ratio was 1.52.

Mortgage Loans by Collateral Type

	December 31, 2009		December 31, 2008
Collateral Type	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Retail	$449,159	34.7%	$467,942	33.8%
Office	410,723	31.7	466,068	33.7
Industrial	402,239	31.1	418,050	30.3
Other	31,815	2.5	29,794	2.2
Total	$1,293,936	100.0%	$1,381,854	100.0%

Mortgage Loans by Geographic Location within the United States

	December 31, 2009		December 31, 2008
Region of the United States	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
South Atlantic	$331,441	25.6%	$341,728	24.8%
East North Central	247,298	19.1	269,876	19.5
Pacific	243,966	18.9	261,581	18.9
West North Central	165,468	12.8	172,283	12.5
Mountain	117,267	9.1	132,649	9.6
West South Central	65,297	5.0	69,582	5.0
Other	123,199	9.5	134,155	9.7
Total	$1,293,936	100.0%	$1,381,854	100.0%

Mortgage Loan by Loan-To-Value-Ratio[1]

	December 31, 2009		December 31, 2008
	Gross Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
0% - 50%	$378,082	29.2%	$330,144	23.9%
50% - 60%	303,357	23.5	269,816	19.5
60% - 70%	453,170	35.0	474,436	34.3
70% - 80%	130,258	10.1	267,159	19.3
80% - 90%	23,835	1.8	34,904	2.5
90% - 100%	5,234	0.4	5,395	0.4
Total	$1,293,936	100.0%	$1,381,854	100.0%

(1)  Loan-to-Value Ratio at origination

Mortgage Loan by Year of Origination

	December 31, 2009		December 31, 2008
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
2008	$201,714	15.6%	$205,925	14.9%
2007	284,327	22.0	291,261	21.1
2006	188,007	14.5	197,153	14.3
2005	131,746	10.2	136,753	9.9
2004 and prior	488,142	37.7	550,762	39.9
Total	$1,293,936	100.0%	$1,381,854	100.0%

Mortgage loans are considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to contractual terms of the loan agreement. At December 31, 2009, we held a valuation allowance for two impaired loans totaling $0.7 million. There was no valuation allowance for mortgage loans at December 31, 2008. During 2009, we foreclosed on three mortgage loans with a book value at December 31, 2009 totaling $14.0 million and took possession of the real estate with an appraised value totaling $16.8 million.